                                                                     EXHIBIT 4.4


THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, TRANSFERRED, MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL FOR THE COMPANY IS RECEIVED THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

As stated in Section 10 hereof, in the event the Company consummates an initial public offering of its securities and the securities sold in such offering include common stock purchase warrants, on the closing date of such offering, this warrant is to be surrendered at the office of the Company for printed warrant certificates having the same terms, conditions, rights and obligations as those sold in said initial public offering.

Warrant No.


                       REDEEMABLE COMMON STOCK PURCHASE WARRANT

To Subscribe For The Purchase of up to_____________________________(__________)
Shares of Common Stock

                                          of

                              KAIRE INTERNATIONAL, INC.

                                (a Nevada corporation)



1.   Warrant.

     THIS CERTIFIES THAT______________(the "Holder"), as registered owner of this Redeemable Common Stock Purchase Warrant (the "Warrant"), of KAIRE INTERNATIONAL, INC. (the "Company") is entitled, at any time during the four year period (the "Exercise Period") commencing on the second anniversary date of the declaration of effectiveness ("Effective Date") by the Securities and Exchange Commission of an initial public offering of securities of the Company (an "IPO"); provided, however, that the Warrants may be exercisable prior to the second anniversary of the Effective Date with the express prior written consent of May Davis Group, Inc., but not after the Exercise Period has expired, to subscribe for, purchase and receive, in whole or in part, up to________________________(_________________) shares of Common Stock, $.01 par value (the "Common Stock"), of the Company. This Warrant shall be initially exercisable as to each share of Common Stock covered hereby at $6.60 per share (the "Exercise Price"). The term "Exercise Price" shall mean the initial exercise price or such exercise price, as adjusted in the manner provided herein, depending on the context.

     This Warrant is one of the Warrants being issued by the Company in connection with the Company's private placement to accredited investors (the "Private Placement") of units consisting of up to an aggregate of $1,000,000 in principal amount promissory notes bearing interest at the rate of ten percent (10%) per year, repayable as set forth therein (the "Notes"), 200,000 shares of Common Stock and 400,000 Warrants to purchase up to 400,000 shares of Common Stock. The Notes, shares of Common Stock and Warrants referenced in this paragraph may hereinafter be collectively referred to as the "Securities".

2.   Exercise.

     In order to exercise this Warrant, the exercise form attached hereto must be duly executed, completed and delivered to the Company at its principal office as set forth in Section 8.4 hereof during the Exercise Period, together with this Warrant and payment of the Exercise Price for the shares of the Common Stock being purchased and any required transfer tax. The Company shall issue a certificate or certificates evidencing the shares of Common Stock which are the subject of any such exercise as soon as practicable after its receipt of an exercise form. The Holder shall not have any rights whatsoever as a stockholder of the Company until such time as the certificate or certificates evidencing shares of Common Stock issuable upon exercise of this Warrant have been issued by the Company upon due exercise of this Warrant by the Holder. If the rights represented hereby shall not have been exercised at or before 5:00 p.m., Eastern Time, on the last day during the Exercise Period, this Warrant shall become and be void and without further force or effect and all rights represented hereby shall cease and expire.

3.   Restrictions on Transfer. Registration of Transfer.

     A. Restrictions on Transfer. The registered Holder of this Warrant, by its acceptance hereof, agrees that prior to any proposed transfer of all or any part of this Warrant or any securities purchased upon the exercise of this Warrant, if such transfer is not made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), such holder will, if requested by the Company, deliver to the Company:

     (i) an opinion of counsel reasonably satisfactory in form and substance to the Company that the Warrant or the securities purchased upon the exercise of the Warrant may be transferred without registration under the Act;

     (ii) an agreement by the proposed transferee to the impression of the restrictive investment legend set forth below on the Warrant or the securities to be received;

     (iii) an agreement by such transferee that the Company may place a notation in the stock books of the Company or a "stop transfer order" with any transfer agent or registrar with respect to the Warrant and the securities purchased upon exercise of the Warrant; and

     (iv) an agreement by such transferee to be bound by the provisions of this Section 3 relating to the transfer of such Warrant or the securities purchased upon exercise of such warrant.

     Each Warrant holder agrees that each Warrant and each certificate representing securities purchased upon exercise of this Warrant shall bear the following legend unless such securities have been registered under the
Act:

     The Securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended. These Securities have been acquired for investment purposes and not with a view to distribution or resale, and may not be sold, assigned, pledged, hypothecated or otherwise transferred without an effective

     Registration Statement for such Securities under the Securities Act of 1933, as amended, and applicable state securities laws, or an opinion of counsel satisfactory to the issuer of these securities to the effect that registration is not required under such Act and such state securities laws.

     B. Registration of Transfers. In order to make any permitted transfer or assignment of this Warrant, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with this Warrant and payment of all transfer taxes, if any, payable in connection therewith. Upon receipt of such form and this Warrant, the Company shall immediately transfer this Warrant or any part thereof specified in the assignment form on the books of the Company and shall execute and deliver a new warrant or warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the number of shares of Common Stock purchasable hereunder or such portion of such number as shall be contemplated by such assignment.

4.   New Warrants to be Issued.

     A.   Partial Exercise or Transfer. Subject to the restrictions in
Section 3 hereof, this Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon delivery to the Company of this Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay the Exercise Price and any required transfer tax, the Company shall promptly cause to be delivered to the Holder without charge a new Warrant or new warrants of like tenor with this Warrant in the name of the Holder evidencing the right to purchase in the aggregate the remaining number of underlying shares of Common Stock purchasable hereunder after giving effect to any such partial exercise or assignment.

     B. Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of an indemnification by the Holder in favor of the Company, reasonably satisfactory to it, the Company shall execute and deliver to the Holder a new warrant of like tenor and date.

5.   Adjustments.

     Subject and pursuant to the provisions of this Section 5, the Exercise Price and number of Common Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

     (A) Except as hereinafter provided in the event the Company shall, at any time or from time to time after the date hereof, sell any shares of Common Stock for a consideration per share less than the lower of (i) the closing bid price of the Common Stock as reported on NASDAQ on the trading date next preceding such sale (the "Market Price"), or (ii) the Exercise
Price then in effect, or issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a "Change of Shares"), then, and hereafter immediately before the date of such sale or the record date for each Change of Shares, the Exercise Price for the Warrants (whether or not the same shall be issued and outstanding) in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent to the nearest cent) determined by dividing (1) the product of (a) the Exercise Price in effect immediately before such Change of Shares and (b) the sum (i) the total number of shares of Common Stock outstanding immediately prior to such Change of Shares, and
(ii) the number of shares determined by dividing (A) the aggregate consideration, if any, received by the Company upon such consideration, issuance, subdivision or combination by (3) the lesser of (x) the Market Price, or (y) the Exercise Price, in effect immediately prior to such Change of Shares; by (2) the total number of shares of Common Stock outstanding immediately after such Change of Shares.

     For the purposes of any adjustment to be made in accordance with this
Section 5(A) the following provisions shall be applicable: In case of the issuance or sale of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be cash, the amount of the cash portion of the consideration therefor deemed to have been received by the Company shall be (i) the subscription price (before deducting any commissions or any expenses incurred in connection therewith), if shares of Common Stock are offered by the Company for subscription, or (ii) the public offering price (before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith), if such securities are sold to underwriters or dealers for public offering without a subscription offering, or (iii) the gross amount of cash actually received by the Company for such securities, in any other case.

     (B) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company, and otherwise than on the exercise of options, rights or warrants or the conversion or exchange of convertible or exchangeable securities) of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash deemed to have been received by the Company shall be the value of such consideration as determined in good faith by the Board of Directors of the Company.

     (C) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

     (D) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (B) of this
Section 5.

     (E) The number of shares of Common Stock at any one time outstanding shall be deemed to include the aggregate maximum number of shares issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.

     (F) Upon each adjustment of the Exercise Price pursuant to this Section 5, the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be the number derived by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the applicable adjusted Exercise Price.

     (G) In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share (determined as provided in Section 5(A) and as provided below) less than the lower of (i) the Market Price, or (ii) the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or without consideration (including the issuance of any such securities by way of dividend or other distribution), the Exercise Price for the Warrants (whether or not the same shall be issued and outstanding) in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making the computation in accordance with the provisions of
Section 5 (A) hereof, provided that:

     (i) The aggregate maximum number of shares of Common Stock, as the case may be, issuable or that may become issuable under such options, rights or warrants (assuming exercise in full even if not then currently exercisable or currently exercisable in full) shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration, if any, received by the Company for such options, rights or warrants; provided, however, that upon the expiration or other termination of such options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (A) (and for the purposes of subsection (E) of Section 5 hereof) shall be reduced by the number of shares as to which options, warrants and/or rights shall have expired, and such number of shares shall no longer be deemed to be issued and outstanding, and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall not have expired or terminated unexercised.

     (ii) The aggregate maximum number of shares of Common Stock issuable or that may become issuable upon conversion or exchange of any convertible or exchangeable securities (assuming conversion or exchange in full even if not then currently convertible or exchangeable in full) shall be deemed to be issued and outstanding at the time of issuance of such securities, for a consideration equal to the consideration received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof; provided, however, that upon the expiration or other termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection 5 (G)(ii) (and for the purposes of subsection 5 (E) hereof) shall be reduced by the number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding, and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.

     (iii) If any change shall occur in the exercise price per share provided for in any of the options, rights or warrants referred to in subsection 5 (B), or in the price per share or ratio at which the securities referred to in subsection 5 (G) are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, to the extent not theretofore exercised, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities.

     (H) In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the registered holder of each Warrant then outstanding shall have right thereafter to receive on exercise of such Warrant the kind and amount of securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of securities issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and shall forthwith file at the Corporate Office of the Warrant Agent a statement signed by its President or a Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary evidencing such provision. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in subsection 5(A). The above provisions of this subsection 5 (H) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

     (I)  After each adjustment of the Exercise Price pursuant to this
Section 5, the Company will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Exercise Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant, after such adjustment, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with the Warrant Agent and cause a brief summary thereof to be sent by ordinary first class mail to each registered holder at his last address as it shall appear on the registry books of the Warrant Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the holder to whom the Company failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of any officer of the Warrant Agent or the Secretary or an Assistant Secretary of the Company that such notice has been mailed, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     (J)  No adjustment shall be made:

     (i) upon the issuance of the Warrants (including shares of Common Stock issued upon exercise of those warrants);

     (ii) upon the issuance of shares of Common Stock and warrants (including shares of Common Stock issued upon exercise of those warrants) issued prior to or in connection with the Public Offering;

     (iii) upon the issuance or sale of shares of Common Stock issuable upon the exercise of any stock options granted under any stock option plan of the Company; or

     (iv) if the amount of said adjustment shall be less than five cents ($.05) per share of Common Stock, provided, however, that in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least five cents ($.05) per share of Common Stock.

     (K) The foregoing provisions notwithstanding on the effective date of any new Exercise Price the number of shares as to which any Warrant may be exercised shall be increased or decreased so that the total sum payable to the Company on the exercise of such Warrant shall remain constant.

     (L) The form of Warrant need not be changed because of any change pursuant to this Section, and Warrants issued after such change may state the same Exercise Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant that the Company may deem appropriate and that does not effect the substance thereof; and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

6.   Redemption of Warrants.

     (A) At any time the Warrants are exercisable and on not less than thirty (30) days notice, the Warrants may be redeemed, at the option of the Company, at a redemption price of $.05 per Warrant, provided the closing bid price of the Common Stock receivable upon exercise of the Warrant for twenty consecutive trading days shall exceed $10.00 per share (the "Target Price"), subject to adjustment as set forth in
     Section 5 hereof. During the two (2) year period commencing on the effective date of the initial public offering of the Company's securities, the Warrants may only be redeemed with the express written consent of the Underwriter.

     (B) Providing the conditions set forth in Section 6(A) are met, and the Company shall desire to exercise its right to redeem the Warrants, it shall mail a notice of redemption to the Holders of the Warrants to be redeemed, first class, postage prepaid, not later than the thirtieth
     (30th) day before the date fixed for redemption, at his/her last address as shall appear on the records of the Company. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Holder receives such notice.

     (C)  The notice of redemption shall specify the (i) redemption price,
     (ii) the date fixed for redemption, (iii) the place where the Warrant Certificates shall be delivered and the redemption price paid, and (iv) that the right to exercise the Warrant shall terminate at 5:00 p.m. (New York time) on the trading day immediately preceding the date fixed for redemption. The date fixed for redemption of the Warrants shall be the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Holder (a) to whom notice was not mailed;
     or (b) whose notice was defective. An affidavit of the Secretary or an Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     (D) Except as provided herein, any right to exercise a Warrant shall terminate at 5:00 p.m. (New York time) on the trading day immediately proceeding the Redemption Date. On and after the Redemption Date, the Holders shall have no further rights except to receive, upon surrender of the Warrant, the redemption price.

     (E) From and after the Redemption Date, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Holder thereof of one or more Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Holder a sum in cash equal to the redemption price of each such Warrant. From and after the date fixed for redemption and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder and under the Warrant Certificates, except the right to receive payment of the redemption price, shall cease.

     (F) If the shares of the Company's Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the Target Price shall be proportionally adjusted by the ratio which the total number of shares of Common Stock outstanding immediately prior to such event bears to the total number of shares of Common Stock to be outstanding immediately after such event.

7. Repurchase Rights of the Company. The Company may repurchase this Warrant on or at any time after February 4, 1998, in the event the Company has not consummated the IPO of its securities by that date, at an aggregate repurchase price equal to the purchase price of the Securities; provided, however, that if by said date all relevant parties are proceeding in good faith, said re purchase/redemption date shall be postponed for a period of time not exceeding 90 days.

8. Dividends and Other Distributions. In the event that the Company shall at any time during the Exercise Period prior to the exercise in full of this Warrant declare a non-cash dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value other than cash, the Holder of this Warrant shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrant, the same property, assets,rights, evidences of indebtedness, securities or any other thing of value that it would have been entitled to receive at the time of such dividend or distribution as if the Warrant had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section 8.

9. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrant. In lieu of fractional shares of Common Stock there will

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be paid to the Holder, at the time of exercise, an amount of cash equal to the same fraction of the current market price of a share of Common Stock.

10.  Exchange.

     In the event the Company consummates an IPO and the securities sold in the IPO include warrants which are exercisable to purchase shares of Common Stock ("IPO Warrants"), on the closing date of the IPO, this Warrant shall be surrendered by the Holder, at the aforesaid office of the Company for printed warrant certificates having the same terms, conditions, rights and obligations as those sold in the Company's IPO.

11.  Reservation.

     The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common stock and other securities, properties and rights issuable upon such exercise shall be duly and validly issued, fully paid and nonassessable and not subject to preemptive rights of any stockholder.

12.  Certain Notice Requirements.

     (A) Holder's Rights to Receive Notice. Nothing herein shall be construed as conferring upon the Holder the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter. The Holder shall not have any right whatsoever as a stockholder of the Company until such time as the certificate or certificates evidencing shares of Common Stock issuable upon exercise of this Warrant have been issued by the Company upon due exercise of this Warrant by the Holder. If, however, at any time prior to the expiration of the Warrant or its exercise, any of the events described in subsection 12(B) shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date of the closing of the transfer books, as the case may be.

     (B) Events Requiring Notice. The Company shall be required to give the notice described in this Section 12 upon one or more of the following events:
(i) if the Company shall declare a record date to calculate the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash as set forth in
Section 8, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed to the Company's stockholders, or (iv) a merger or consolidation pursuant to
Section 5(H) hereof.

     (C) Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 5 hereof, send notice to the Holder of such event and change (the "Price Notice"). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's Chief Executive Officer or Treasurer.

     (D) Transmittal of Notices. All notices, requests, consents and other communications under this Warrant shall be in writing and shall be deemed to have been duly given or made when hand delivered, or when delivered by responsible overnight courier or by registered or certified mail, return receipt requested, addressed as set forth below.

     (i) If to the registered Holder of this Warrant, to his or her address as stated on the books and records of the Company; and

     (ii) If to the Company, to:

          Kaire International, Inc.
          380 Lashley Street
          Longmont, Colorado 80501

Either of the Holder or the Company may change the foregoing address by notice given pursuant to this Section 12(D).

13.  Miscellaneous.

     (A) Amendments. All material modifications or amendments to this Warrant shall require the written consent of the party against whom enforcement of the modification or amendment is sought.

     (B) Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

     (C) Entire Agreement. This Warrant constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

     (D) Binding Effect. This Warrant shall inure solely to the benefit of and shall be binding upon the Holder and the Company and their permitted assignees, respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

     (E) Governing Law. Submission to Jurisdiction. This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to the conflict of laws provisions thereof or the actual domiciles of the Company and the Holder of this Warrant. Any action, proceeding or claim against the Company or the Holder arising out of or relating in any way to this Warrant shall be brought and enforced in the courts of the State and County of New York or of the United States of America for the Southern District of New York, and the Company and the Holder irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The Holder and the Company waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover from the other party all of its reasonable attorney's fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Holder and the Company waive their right to trial by jury.

     (F) Waiver, Etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validly of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, noncompliance or nonfulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no wavier of any such breach, noncompliance or nonfulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, noncompliance or nonfulfillment.

     (G) Severability. In the event that any provision of this Warrant shall be determined to be illegal or unenforceable, the remaining provisions of this Warrant shall remain binding and in full force and effect.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer on the __________________ day of March, 1997.

                                   KAIRE INTERNATIONAL, INC.



                              By:  _____________________________________
                                   (An Authorized Officer)

Form to be used to assign Warrant:


                                      ASSIGNMENT



(To be executed by the registered Holder to effect a transfer of all or part of the within Warrant):

                              Kaire International, Inc.
                                 380 Lashley Street
                               Longmont, Colorado 80501


     FOR VALUE RECEIVED, _____________________, does hereby sell, assign and transfer unto _____________________ the right to purchase
_____________________ shares of Common Stock of Kaire International, Inc. (the "Company") evidenced by the within Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated: __________________, 19____



                                   _____________________________________
                                   Signature


                                   _____________________________________
                                   Signature Guaranteed


                                   Print Name, Address and Social Security or
                                   Taxpayer Identification Number:

                                   _____________________________________

                                   _____________________________________

                                   _____________________________________

                                   _____________________________________




NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

Form to be used to exercise Warrant:


                              Kaire International, Inc.
                                 380 Lashley Street
                               Longmont, Colorado 80501


Date: __________________, 19___


     The Undersigned hereby elects irrevocably to exercise the within Warrant and to purchase _________________ shares of Common Stock of Kaire International, Inc. (a Nevada corporation) and hereby makes payment of $____________________ (at the rate of $____________ per share) in payment of the Exercise Price pursuant thereto and transfer taxes, if any such taxes are required to be paid. Please issue the shares as to which this Warrant is exercised in accordance with the instructions given below.

                                   _____________________________________
                                   Signature


                                   _____________________________________
                                   Signature Guaranteed


                                   Print Name, Address and Social Security or
                                   Taxpayer Identification Number:

                                   _____________________________________

                                   _____________________________________

                                   _____________________________________

                                   _____________________________________



                     INSTRUCTIONS FOR REGISTRATION OF SECURITIES


Name:__________________________________________________________________________
                               (Print in Block Letters)


Address:_______________________________________________________________________




NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.